                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         December 4, 2005
                                                --------------------------------

                         AMERICAN ITALIAN PASTA COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                     001-13403               84-1032638
--------------------------------------------------------------------------------
  (State or other jurisdiction          (Commission             (IRS Employer
        of incorporation)               File Number)         Identification No.)

   4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri         64116
--------------------------------------------------------------------------------
           (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code (816) 584-5000
                                                          ----------------------
                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     Mr. Timothy S. Webster resigned from his position as Co-Chief Executive
Officer of American Italian Pasta Company (the "Company") and his membership on the Board of Directors effective December 4, 2005 (the "Resignation Date").
Effective December 5, 2005, the Company entered into a Separation Agreement (the
"Separation Agreement") with Mr. Webster. The Separation Agreement provides that
Mr. Webster will receive (1) any base salary earned through the Resignation Date but not paid and accrued vacation, less applicable taxes, (2) cash severance in the amount of $287,500, less applicable taxes, payable in six equal monthly installments, and (3) continued healthcare benefits until May 31, 2006.
Participation in all other benefit and compensation plans and arrangements ceased as of the Resignation Date. Vesting of stock options and restricted stock ceased as of the Resignation Date. Stock options vested as of the Resignation
Date may be exercised for a period of three months after the Resignation Date.

     The Company's obligations to make payments to Mr. Webster under the
Separation Agreement and his ability to exercise stock options are contingent upon his compliance with the provisions of the Separation Agreement. The
Company's obligations and Mr. Webster's ability to exercise stock options would also cease if the Company determines that, after the date of the Separation
Agreement, Mr. Webster has conducted himself in a manner that has or may adversely affect the Company. Mr. Webster must also cooperate fully with the
Company and its Audit Committee in any investigations and in the defense of any litigation.

     Under the Separation Agreement, Mr. Webster agreed to release the Company from all claims other than certain indemnification claims. In addition, the non-compete and non-solicitation provisions of Mr. Webster's Employment
Agreement with the Company, effective May 30, 2002 and amended as of March 3,
2003 (the "Employment Agreement"), remain in effect for eighteen months. The confidentiality provisions of the Employment Agreement remain in effect forever.

     A copy of the Separation Agreement is hereby incorporated by reference and attached hereto as Exhibit 10.1.

Item 1.02  Termination of  a Material Definitive Agreement.

     As a result of his resignation, the Employment Agreement between Mr.
Webster and the Company terminated as of the Resignation Date, except for those provisions which continue under the Separation Agreement, as described in Item
1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

     Effective December 4, 2005, (1) Timothy Webster, Co-Chief Executive Officer
of the Company, resigned his employment with the Company and his membership on the Board of Directors, and (2) the Company designated James Fogarty of Alvarez
& Marsal LLC, who has been serving as Co-Chief Executive Officer of the Company since September 29, 2005, as Chief Executive Officer of the Company. See Item
5.02 of the Company's Current Report on Form 8-K filed on October 4, 2005 for further information regarding Mr. Fogarty.

Item 9.01  Financial Statements and Exhibits.

     (c) Exhibits.

     10.1 Separation Agreement between the Company and Timothy S. Webster dated
          December 5, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: December 8, 2005            AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ George D. Shadid
                                          --------------------------------------
                                            George D. Shadid
                                            Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number      Description

     10.1           Separation Agreement between the Company and Timothy S.
                    Webster dated December 5, 2005.